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                                                                 Exhibit 10.6.2



                                 AMENDMENT NO. 1 TO
                                EMPLOYMENT AGREEMENT


         Amendment No. 1 (this "Amendment") to Employment Agreement dated November 1, 1997, by and between William J. Caragol, Jr. (the "Executive") and Condor Technology Solutions, Inc., a Delaware corporation (the "Company"), is made as of this 5th day of March, 1998, between the Company and the Executive.

         WHEREAS, the Company and the Executive have entered into an Employment Agreement dated November 1, 1997 (the "Employment Agreement"), pursuant to which the Executive agreed to serve the Company for an initial term of three years as its Vice President-Finance on the terms and subject to the conditions set forth therein; and

         WHEREAS, the Company and the Executive wish to amend the position, compensation and termination provisions of the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

1. Amendment to Section 1; Commencing with the effective date of this Amendment, the words "the date hereof" contained in the second line of
Section 1 of the Employment Agreement are hereby amended to read as "March 5, 1998," such that the initial term of the Employment Agreement shall expire on March 5, 2001.

2. Amendment to Recitals and Section 2(a); Commencing with the effective date of this Amendment, the words "Vice President-Finance" contained in the second line of the WHEREAS clause and the second line of Section 2(a) of the Employment Agreement are hereby amended to read as "Vice President and Chief Financial Officer."

3. Amendment to Section 3(a): Commencing with the effective date of this Amendment, the monetary figure of "$110,000" contained in the third line of
Section 3(a) of the Employment Agreement is hereby amended to read as "$135,000."

4. Amendment to Section 4(b): Commencing with the effective date of this Amendment, subsection (i) of Section 4(b) of the Employment Agreement shall be deleted, and the numeration of the remaining subsections of Section 4(b) of the Employment Agreement shall be adjusted accordingly such that a diminution during the Employment Period in the Executive's duties or responsibilities as set forth in Section 2 of the Employment Agreement shall no longer constitute a "good reason" for termination of the Executive's employment.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

6. Governing Law. This Amendment shall be construed, interpreted and enforced in accordance with the laws of the State of Virginia.

7. Entire Agreement. This Amendment, together with the Employment Agreement, contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all other agreements with respect thereto. This Amendment shall be binding on the parties hereto and may be amended or modified only by a written instrument executed by the Executive and the Company.



                           [Signature Page to follow]



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         IN WITNESS WHEREOF, the parties have executed this Amendment as of
March 5, 1998.

                             CONDOR TECHNOLOGY SOLUTIONS, INC.






                             By: /s/ Daniel J. Roche
                                -----------------------------
                                Name: Daniel J. Roche
                                Title: President and Chief Operating Officer


                             THE EXECUTIVE




                                /s/ William J. Caragol, Jr.
                                ------------------------------
                                Name: William J. Caragol, Jr.